Exhibit 10.23

AMENDMENT NO. 7
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 25, 2025, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, “Agent”) for each member of the Lender Group and the Bank Product Provider (as each such term is defined in the Credit Agreement referred to below), KINERGY MARKETING LLC (“Kinergy”), and ALTO NUTRIENTS, LLC, formerly known as Pacific AG. Products, LLC (“Alto” and together with Kinergy, each individually, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, Borrowers, Agent and Lenders (as defined below) have entered into certain financing arrangements as set forth in (a) the Second Amended and Restated Credit Agreement, dated as of August 2, 2017, by and among Agent, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and Borrowers (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Credit Agreement”) and (b) the Loan Documents (as defined in the Credit Agreement);

WHEREAS, Borrowers, Agent and Lenders have agreed to amend and modify certain provisions of Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. The Credit Agreement is hereby amended to add the following new definition thereto:

““Amendment No. 7 Effective Date” shall mean June 25, 2025.”

(b) Interpretation. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement.

2. Eligible Accounts. Subsection (n) of the definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“(n) such Accounts are not unpaid more than thirty (30) days after the original due date for such Accounts or ninety (90) days after the date of the original invoice for them; provided that, with respect to Accounts due from Proctor & Gamble, Cargill, RB Manufacturing LLC, Anheuser-Busch or Church & Dwight Co., such ninety (90) day period shall be one hundred and fifty (150) days;”

3. Amendment to Section 5.7(c). Section 5.7(c) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“(c) Agent may, at its election and at Borrower’ expense, conduct appraisals of Borrowers’ Inventory only if (a) if an Event of Default has occurred and is continuing, or (b) Excess Availability is at any time less than 15% of the Maximum Revolver Amount; or (c) Revolving Loans are at any time made based upon Availability created pursuant to clause (a)(ii) of the definition of Borrowing Base.”

4. Additional Representation. In addition to the continuing representations, warranties and covenants at any time made by Borrowers to Agent and Lenders pursuant to the Credit Agreement, and the other Loan Documents, Borrowers hereby jointly and severally represent, warrant and covenant with and to Agent and Lenders that, as of the date of this Amendment and after giving effect hereto, no known Default or Event of Default exists or has occurred and is continuing.

5. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by Agent of an original (or electronic copy) of this Amendment duly authorized, executed and delivered by Borrowers and Lenders.

6. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement are intended or implied and in all other respects the Credit Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, on the one hand, and Credit Agreement, on the other hand, the terms of this Amendment shall control.

7. Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of California (without giving effect to principles of conflict of laws).

10. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:

Kinergy Marketing LLC,
as a Borrower

By:	/s/ ROB OLANDER
Name:	Rob Olander
Title:	CFO

ALTO NUTRIENTS, LLC,
as a Borrower

By:	/s/ ROB OLANDER
Name:	Rob Olander
Title:	CFO

ACKNOWLEDGED:

ALTO INGREDIENTS, INC.
ALTO CENTRAL, LLC
EAGLE ALCOHOL COMPANY LLC
ALTO OP CO.
ALTO SPECIALTY PRODUCTS, LLC
ALTO WEST, LLC
ALTO PEKIN, LLC
ALTO ICP, LLC
ALTO CANTON, LLC
ALTO MAGIC VALLEY, LLC
PACIFIC ETHANOL STOCKTON LLC
ALTO COLUMBIA, LLC
PACIFIC ETHANOL MADERA LLC

By:	/s/ ROB OLANDER
Name:	Rob Olander
Title:	CFO

Signature Page to Amendment No. 7 to Credit Agreement

AGENT AND LENDER:

wells fargo BANK, NATIONAL ASSOCIATION,
as Agent and sole Lender

By:	/s/ CARLOS VALLES
Name:	Carlos Valles
Title:	Authorized Signatory

Signature Page to Amendment No. 7 to Credit Agreement